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                                                                 Exhibit 4.2

                                   WARRANT FOR
                        5,000 COMMON SHARES, NO PAR VALUE
                                       OF
                         ENDOCARDIAL THERAPEUTICS, INC.

     For value received, Tikkun Resource Development, 6900 Wisconsin Avenue, Suite 606, Chevy Chase, Maryland, 20815 is entitled to purchase from EndoCardial Therapeutics, Inc., a Minnesota corporation (the "Company") at the price of $.10 per share (subject to adjustments as noted below), Five thousand (5,000) fully paid and non-assessable common shares of the Company, $.01 par value (the "Common Shares") or such greater or lesser number of such shares as may be determined by application of the antidilution provisions of this Warrant.

     This Warrant may be exercised at any time or from time to time, up to and including November 18, 2003.

     No fractional Common Shares shall be issued upon any exercise of this Warrant, but in lieu thereof there shall be paid an amount in cash equal to the same fraction of the Warrant purchase price on the day of exercise.

     This Warrant is subject to the following provisions, terms and conditions:

     1. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, by written notice of exercise delivered to the Company at least twenty (20) days prior to the intended date of exercise and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by cash, certified check or bank draft of the purchase price for the number of Common Shares with respect to which this Warrant is being exercised. Certificates for the Common Shares so purchased shall be delivered to the holder within fifteen (15) days after the rights represented by this Warrant shall have been so exercised, and, if the Warrant has not been exercised in full, the Warrant shall be returned to the holder, with an endorsement thereon indicating the numbers of Common Shares with respect to which the Warrant has been exercised.

     2. The Company covenants and agrees that all Common Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid and non-assessable Common Shares. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant.

     3.   The foregoing provisions are, however, subject to the following:

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          (a)  The Warrant purchase price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Warrant purchase price, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant purchase price resulting from such adjustment, the number of Common Shares obtained by multiplying the Warrant purchase price in effect immediately prior to such adjustment by the number of Common Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant purchase price resulting from such adjustment.

          (b) In case the Company shall at any time subdivide the outstanding Common Shares into a greater number of Common Shares, the Warrant purchase price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Common Shares shall be combined into a smaller number of Common Shares, the Warrant purchase price in effect immediately prior to such combination shall be proportionately increased.

          (c) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its -assets to another corporation shall be effected in such a way that the holders of the Company's Common Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the holder of this Warrant shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as would have been issued or delivered to the holder of this Warrant if it had exercised this Warrant prior to such reorganization, reclassification, consolidation, merger or sale.

          (d) If the Company takes any other action, or if any other event occurs, which does not come within the scope of the provisions of Sections 3(a)-(c), but which should result in an adjustment in the Warrant purchase price and/or the number of Common Shares subject to the Warrant in order to fairly protect the purchase rights of the holder of this Warrant, an appropriate adjustment in such purchase rights shall be made by the Company.

          (e) Upon any adjustment of the Warrant purchase price, the Company shall give written notice thereof, by first class mail, postage prepaid,

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     addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Warrant purchase price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     4. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

     5. The holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company, before transferring this Warrant or transferring any of the Company's Common Shares issued upon the exercise hereof, of such holder's intention to do so, describing briefly the manner of any proposed transfer of this Warrant or such holder's intention as to the disposition to be made of Common Shares issued upon the exercise hereof. Promptly upon receiving such written notice, the Company shall present copies thereof to counsel for the Company. If, in the opinion of such counsel, the proposed transfer of this Warrant or disposition of Common Shares may be effected without registration or qualification (under any federal or state law) of this Warrant or the Common Shares issuable or issued upon the exercise hereof, the Company, as promptly as practicable, shall notify such holder of such opinion, whereupon such holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the Common Shares received upon such exercise or to dispose of Common Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by such holder to the Company. A legend in substantially the form set forth at the end of this Warrant respecting the aforesaid restrictions on transfer and disposition shall be endorsed on the certificates for Common Shares issued upon exercise of this Warrant.


     6. Subject to the provisions of Section 5, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed to any person or entity who represents in writing that such person or entity is acquiring the Warrant for investment and without any view to the sale or other distribution thereof. Each holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.


                                       -3-

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     7.   Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and delivered by its duly authorized officer as of the 18th day of November, 1993.

                             ENDOCARDIAL THERAPEUTICS, INC.



                             By  /s/ Graydon Beatty



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                             RESTRICTION ON TRANSFER

     The security evidenced hereby has not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise distributed for value unless there is an effective registration statement under the Act or laws covering such security or the Company receives an opinion of counsel for the holder of this security (concurred in by counsel for the Company) stating that such sale, transfer, assignment, pledge or distribution is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 and all applicable state securities laws.

                  (TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)

TO:  EndoCardial Therapeutics, Inc.

     The undersigned, the holder of the foregoing Warrant, hereby irrevocably elects to exercise such Warrant for, and to purchase thereunder, _____ Common Shares of EndoCardial Therapeutics, Inc. to which such Warrant relates and herewith makes payment of $__________ there-for in cash or by check and requests that the certificates for such shares be issued in the name of, and be delivered to, _______________ whose address is set forth below the signature of the undersigned.

Dated:  _________________    _______________________________
                             (Signature)

                             _______________________________
                             _______________________________
                             _______________________________
                             (Address)


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                  (TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the right represented by the foregoing Warrant to purchase _____ Common Shares of EndoCardial Therapeutics, Inc. to which the foregoing Warrant relates, and appoints _______________ attorney to transfer said right on the books of with full power of substitution in the premises.

Dated:  _________________    _______________________________
                             (Signature)

                             _______________________________
                             _______________________________
                             _______________________________
                             (Address)


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